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Thomas Wardell		email address
(404) 527-4990		twardell@mckennalong.com

October 15, 2013

Board of Directors

China Recycling Energy Corporation

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi’an City, Shaanxi Province, China

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to China Recycling Energy Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933 as amended (the “Act”) of 210,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), which may be issued pursuant to Nonstatutory Stock Option Agreements entered into between the Company and certain of its non-employee directors. This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Certificate of Incorporation of the Company, as amended through the date hereof, the Amended and Restated Bylaws of the Company, certain resolutions of the Board of Directors of the Company relating to the Shares and the Registration Statement, applicable statutory provisions and related rules and regulations of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. We have further assumed that (i) shares of common stock of the Company currently reserved will remain available for the issuance of the Shares, and (ii) neither the Company’s charter documents nor any of the proceedings relating to the Nonstatutory Stock Option Agreements will be rescinded, amended or otherwise modified prior to the issuance of the Shares. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon, without independent verification or investigation of the accuracy or completeness thereof, certain representations of certain officers of the Company.

Board of Directors

October 15, 2013

Our opinion is limited to applicable statutory provisions of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein.   We are not members of the Bar of the State of Nevada; however, we are generally familiar with the Nevada Revised Statutes as currently in effect and have made such inquiries as we consider necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.  We express no opinion regarding the Act, or any other federal or state laws or regulations.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly authorized, and when sold and issued in accordance with the applicable Nonstatutory Stock Option Agreement, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

/s/	McKenna Long & Aldridge LLP

McKenna Long & Aldridge LLP